PRESS RELEASE

Enova Reports 2008 Results, Issues Update for 2009

Comments on 2009 Order Book; Strengthens Market Position with Borg Warner Relationship;
Achieves Dual ISO Certifications; Applies for Funding from the Department of Energy

TORRANCE, CA, March 31, 2009 – Enova Systems, Inc. (NYSE AMEX: ENA and AIM: ENV and ENVS), a production company in the emerging alternative energy industry and a leading developer of proprietary electric, hybrid and fuel cell digital power management systems announced today that it has filed its 2008 Annual Report on Form 10-K, as well as offering a detailed update.

Enova President and CEO Mike Staran commented, “Economic turmoil in the second half of 2008 negatively affected our results for the period. In spite of the resulting economic recession that has impacted global trade, revenue, and earnings across our key target markets, the market potential remains strong. Enova has recently won some impressive volume orders, and we continue to mature our new customer and product development pipeline. Our industry is poised for rapid growth, and we are working diligently to assure that Enova is positioned to capitalize on this growth.”

Some examples of our developing 2009/10 order book:

In the first quarter of 2009, Enova received a purchase commitment for one hundred and seventy (170) P90 pre-transmission hybrid systems from First Auto Works of China (“FAW”), to be delivered in 2009. Enova has delivered twenty (20) of these systems at the time of this release, and is continuing production to fulfil this order. FAW forecasts that they will order three hundred (300) systems to be delivered in 2010.

Enova has begun to realize orders from Navistar, as Navistar has finalized several recent sales incentive programs. The school bus project has gained recent traction by confirmed actions of 1) providing a universal extended warranty of up to 12 years in certain target markets; 2) a significant funding opportunity through the USEPA Diesel Emissions Reduction Act, resulting in a vastly improved value proposition to the end user; and 3) dedicated funding specialists to pursue product funding for dealers and end users.

In the first quarter of 2009, Enova received an order from Smith Electric Vehicles U.S. Corporation (“SEVUS Corp.”) to deliver at least forty-five (45) P120 systems per quarter, starting in the second quarter of 2009. Enova and Smith have worked closely over the past year to re-align our sell through expectations, both in the UK with Smith Electric Vehicles, and here in the U.S. with SEVUS Corp. We are excited to see the results of these efforts have resulted in additional traction for both Enova and Smith.

REV Technologies Inc. of Vancouver B.C. has selected the Enova Systems P90 all-electric drive system package for its REV Direct Drive electric vehicle conversion program. REV is now offering all-electric versions of the Ford Ranger pickup and Escape SUV to provincial government and utility fleet operators throughout Canada.

We also are taking steps to expand our product offerings for new markets:

Enova Systems and Borg Warner Automotive have confirmed the execution of a memorandum of understanding which outlines the terms of a sales and marketing alliance that involves the commercialization of a combined drivetrain module. BorgWarner Inc. (NYSE: BWA) is a product leader in highly engineered components and systems for vehicle powertrain applications worldwide. The FORTUNE 500 Company operates manufacturing and technical facilities in 60 locations in 18 countries. Customers include VW/Audi, Ford, Toyota, Renault/Nissan, General Motors, Hyundai/Kia, Daimler, Chrysler, Fiat, BMW, Honda, John Deere, PSA, and MAN.

Enova will seek to further commercialize our drive systems by offering ”direct to market” retrofit post transmission hybrid and all electric vehicle solutions.  The non-invasive and versatile nature of Enova’s designs lends ourselves as a highly viable production alternative in the market today. Economic factors, including lengthened vehicle service lives, government funding opportunities, and more affordable energy storage, indicate that a positive vehicle payback point is achievable in a retrofit application.   Enova has begun a targeted marketing campaign and currently has several vehicles in fleet retrofit trials. Our standing relationships with bus districts, fleet operators, transit authorities, and the US Military allow us an attractive market base for our drive systems.

In March 2009, Enova was officially certified to both the International Standards Organization (“ISO”) 9001:2000 Quality Management System and ISO 14001:2004 Environmental Management System standards.  These certifications are the culmination of focussed effort over the past 12 months to develop and document business processes which are worthy of our cutting edge technology.

Enova is actively evaluating all public funding opportunities, including:

Enova has filed a loan application to the U.S. Department of Energy through the ATVM Loan Program. This provides loans to automobile and automobile part manufacturers for the cost of re-equipping, expanding, or establishing manufacturing facilities in the United States to produce advanced technology vehicles and components for such vehicles. Enova is applying for the funding of a light duty drive system with the goal of commercialization of the associated components.

As part of the American Recovery and Reinvestment Act of 2009, the U.S. Department of Energy also announced funding opportunities in the form of cost share grants for supporting the construction of U.S. based manufacturing plants to produce batteries, electric drive components, and to establish development, demonstration, evaluation, and education projects to accelerate the market introduction and penetration of advanced electric drive vehicles. These grants carry potential award floors ranging from $20 million through $100 million for each winning grant. Enova is currently exploring opportunities opened up by the issuance of these grants with vehicle OEM’s.

The California Air Resources Board (“CARB”) through AB 118, recently highlighted in a meeting notice that a $25 million voucher incentive program would be implemented to “accelerate the deployment of about 1,000 hybrid trucks and buses in California.” CARB also announced an advanced technology demonstration project of $3 million for “transit and school buses.” Enova believes these programs will lower the acquisition cost of a hybrid school bus for our California customers and create another funding opportunity for our current initiatives in the hybrid school bus market.

Finally, the highlights of the 2008 Annual Report 10-K are as follows:

Total 2008 net loss was $12,894,000 on $6,443,000 in revenue for the year. Total fourth quarter 2008 net loss was $3,683,000 on $632,000 in revenue.

Gross margin for the year ended 2008 was a negative 27.6% on revenue of $6,443,000, compared to a gross margin of negative 12.4% on revenue of $9,175,000 for the year ended 2007.

Gross margin for the quarter ended December 31, 2008 was a negative 183.2% on $632,000 in revenue, compared to a gross margin of negative of 1.4% on $4,032,000 in revenue for the same period in 2007. The primary reason for this decrease was an inventory charge of $646,000, taken in the fourth quarter of 2008.

In 2008, Enova delivered 224 systems, representing a 42% decrease in unit delivery volume in contrast to 2007, when we shipped 384 systems.

Enova evaluates all of our current endeavors with an eye towards the balance of “value versus vision”. This balance changed quite significantly with the financial crisis in late 2008. Consequently, Enova completed a series of reorganization efforts aimed at adapting to revised customer demand forecasts. We re-aligned our engineering and program management functions, as well as concentrated our R&D resources in support of a focused, yet flexible, customer development and marketing strategy. Enova continues to support all of our critical customers, development, and production requirements.

About Enova:
Enova Systems (http://www.enovasystems.com) is a leading supplier of efficient, environmentally friendly digital power components and systems products. The Company’s core competencies are focused on the development and commercialization of power management and conversion systems for mobile applications. Enova applies unique ‘enabling technologies’ in the areas of alternative energy propulsion systems for light and heavy-duty vehicles as well as power conditioning and management systems for distributed generation systems. The Company develops, designs and produces non-invasive drive systems and related components for electric, hybrid-electric, and fuel cell powered vehicles in both the “new” and “retrofit” vehicle sales market. For further information, contact Enova Systems directly, or visit its Web site at http://www.enovasystems.com.

ENOVA SYSTEMS, Inc.
1560 West 190th Street
Torrance, CA 90501
310-527-2800
Contact: Jarett Fenton CFO/Investor Relations

Additional Information:
This news release contains forward-looking statements relating to Enova Systems and its products that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,’’ “could,” “project,” “plan,’’ “seek,” “intend,’’ or “anticipate’’ or the negative thereof or comparable terminology and statements about industry trends and Enova’s future performance, operations and products. These forward-looking statements are subject to and qualified by certain risks and uncertainties. These and other risks and uncertainties are detailed from time to time in Enova Systems’ periodic filings with the Securities and Exchange Commission, including but not limited to Enova’s annual report on Form 10-K for the year ended December 31, 2008.